VU1 CORPORATION

Moderator:  William Smith
September 30, 2013 Conference Call

Operator:	Ladies and gentlemen, thank you for standing by and welcome to the Vu1 Corporation Business Update conference call.

At this time, all participants are in a listen-only mode.  Late, we will conduct a question-and-answer session and instructions will be given at that time.  As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, (Chris Zona). Please go ahead.

(Chris Zona):
Thank you, operator, and good afternoon.  Again, my name is (Chris Zona) from the Vu1 Corporation.  Also representing Vu1 today is Bill Smith, chairman and CEO.  Before I turn the call over to Bill, I will read the following Safe Harbor agreement.

This conference includes forward-looking statements including, but not limited to, the company’s ability to obtain future funding required for its operations, the future demonstration and commercial availability of Vu1’s light bulb, timing for bulb production and sales, manufacturing capability of Vu1’s facility, future interests of channel partners and distributors, the company’s strategic planning and business development plans, future applications of the technology, and the viability, pricing and acceptance of Vu1’s products in the market.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, as well as the risks and other factors set forth in the company’s periodic filings with the U.S. Securities and Exchange Commission.

This call is the property of Vu1 Corporation. Any distribution, transmission, broadcast or re-broadcast of this call in any form without the expressed written consent of the company is prohibited.

A digital replay of this call will be available from today at 6:30 p.m. until Monday, October 14th, 2013 at 11:59 p.m. Eastern Time.  To access the replay, call 404-537-3406 in the U.S. and Canada or 1-800-585-8367 internationally and then the confirmation code 72950681.

With that, I’ll turn the call over to Bill Smith, Chairman and Chief Executive Officer. Bill?

William Smith:	Thanks, Chris. And I want to thank everyone for joining the call this afternoon.

My comments are going to be relatively brief.  I will then open it up for a Q&A.  I thought it was important to communicate this to everyone directly versus having a blog, as I do want to be able to address any concerns out there or questions out there.

About a week ago, our engineers discovered that two processes were being conducted in inverse of proper procedure.  To be more specific, the application of DAG or graphite substance was being applied inside the glass jug prior to the aluminization process.

The processes should have been done exactly in inverse meaning aluminum should have been applied before the DAG.  This created a great deal of debate and some confusion internally as we had to go back and reference training videos as well as check procedures, however, we did in fact do this process incorrectly.

The positive is that we caught the error and prior to shipping to our channel partners, we were able to stop.  The negative, of course, is we need to scrap a few thousand lamps and some of the components.  We do have plenty of components that we may be able to save from this but it is a negative.

The first question most people ask is what would have happened if, you know, these bulbs went out as they were manufactured.  The thing I can say is the instability within the vacuum tube would have created some arcing.  So this means that the light bulbs work perfectly well.  We are just not sure when they would arc or die because of the instability within that vacuum.  So it’s just not sure whether they would last 2,000 hours, 5,000 hours or 10,000 hours.  It would have been a coin toss.

It doesn’t create any danger.  And the solution to this is as simple as it sounds.  It’s simply reversing the process.  These processes are done literally within minutes of each other and it’s simply laying down the aluminum before we did the DAG and it would have created the solution or there wouldn’t have been an issue.

Second, during this process, you know, it’s the first time we turn this line on which I’m very proud of, I’m – I couldn’t be happier as far as Stanley and Cameron are concerned because in the history of this company, you have to turn the line on to find issues and obviously, we found this issue.

But there were couple other small issues, one is we’re seeing a very small slice of the aluminum.  That is easily correctable as far as application is concerned.  The second is the glue that we placed on the multiplier was not done correctly, basic sloppiness on behalf of the manufacturing partner.

And Cameron’s addressing that and it’s actually from what I understand, it’s already been addressed.  Very, very simple solutions to these issues but issues that were creating a little bit of problem as far as the final end yield.  As I’ve said, all of these issues are easily correctable.

And the one final thing, China as of, I think, last Friday has started another national holiday that last about a week to eight days.  Our goal is to get Cameron back to China in that timeframe so he can implement these changes and get production rolling again.

So with that, I will open up the line to any questions anyone might have and we can begin now.

Operator:	Thank you. At this time, if you would like to ask a question, please press star then the number 1 on your telephone keypad. Again, that’s star 1 to ask a question.

Your first question comes from Peter Ollodart, a private investor.

Peter Ollodart:
Hi, yes.  Well, I’m glad that you caught the error because there is nothing worse than shipping bad product.  My question would be is like how far back does this put us in terms of getting the product to the end customer and do you feel confident that we’re going to do that?  That’s the first question.

And then the second question would be, you know, what kind of financial loss are you looking at with these thousands of bulbs?  Is none of it salvageable or it just has to be thrown away?  So those are my questions.

William Smith:
Yes, I mean a lot of it – a lot of it is going to be a loss.  We’re going to be able to salvage some of the electronic sets but I think for the most part, it’s going to be a loss.  I don’t want to get into the exact details.

One of the reasons why – and I think I said this during the last call.  One of the reasons why I said that we were going to take this very slowly in the beginning was for this reason.  You know, I think everybody, shareholders – you know, the end consumer and our channel partners especially, I think everybody now understands why Stanley wanted to take this slowly.  It’s much rather – you know, it’s better to scrap, you know, a few thousand bulbs than it is to have to scrap 10,000 or 20,000.

Peter Ollodart:	Yes.

William Smith:
And that’s exactly why he did this and it worked.  And, you know, as frustrating as this is, you know, and I’ve said this to many of the people on the board who were obviously just as frustrated as everyone here.

You know, this is the first time we’ve turned this thing on and, you know, I’m really proud about that.  But, you know, the thing is we caught it, we’re going to be able to address the issues and more importantly, you know, if it puts us back 30 days, you know, there are some people like myself who are two or three years overdue on this.

Peter Ollodart:	Yes.

William Smith:	So at the end of the day, if 30 of 45 days from now we are able to deliver these light bulbs, I think it’s going to be OK.

Peter Ollodart:
Yes.  No, I mean well, my follow-on question would be is in the primary lighting season starts probably in another month or so.  I mean I agree.  I’ve been an investor for years in this.  So, you know, I’d rather have it delayed and – you know, instead of shipping bad product.  But do you feel that, you know, we’re going to make it for this lighting season then?

William Smith:
You know, when you’re – when you’re talking about a brand new product launch like we are, I don’t know if we’re really worried about lighting seasons.  You know, I think next year’s lighting season – and you’re absolutely correct, you’re nailing it, the fall is it.

I think next year is an important lighting season to us but I think this year meaning the end of 2013 and early 2014, it’s about us getting – getting our, you know, the ducks aligned and making sure the product is good and beginning to ramp the product.  So, you know, I’m hoping by next lighting season, we’re in full – you know full-bore production.

Peter Ollodart:	All right. Well, thank you. That was my question.

William Smith:	Thank you.

Operator:	Your next question comes from (Paul Kellam), a private investor.

(Paul Kellam):	Good afternoon, Bill. Thanks for letting us know this.

The bulbs were shipped a few weeks ago. I presume this problem was caught when they arrived in North America.

William Smith:	Actually, it was …

(Paul Kellam):	Is that correct?

William Smith:
Cameron was able to catch this.  We were – as I had mentioned, we were – we’re very pleased with the frontend and the backend.  If you’re looking at the units individually, when we were doing the yields, and the yields we were getting back were actually quite good and we were pleased with those, and then when we were putting together this final product, that sort of – the yields dropped dramatically.  And, you know, obviously, there had to be a reason why.

So when Cameron was diving into this, that’s when he found this.  And some of these issues would not be found, you know, with these – with the testing and the quality control we’re doing on the individual components before final assembly.

So I think at the end of the day, you know, he found this, we already shipped product but we did not – you know, again, we shipped product to the U.S. but it did not get to our end channel partners which is great.

(Paul Kellam):
OK.  Well it didn’t get the channel partners, but it – you know, it did get put in packages and shipped overseas and arrived here, but before that it had to be manufactured.  You’ve just said a 30 to 45-day delay, but manufacturing won’t start again, I understand, for a week or so at a minimum and probably it is fair to say two weeks.  You’re going to then build up an inventory before you’ve got enough to ship – a shipping timeframe to get to you.

From the last point …

William Smith:	Right. What we’ve – what we’ve done is …

(Paul Kellam):	…what timeframe – what timeframe do you see before they actually mark, I mean your hands and then our distributor’s hands?

William Smith:
Right.  And again, I think what we’re looking at is again – and, you know, it kills me to have to say this.  But, you know, I think on the outside timeframe there, it’s 45 days.  What we’ve been doing is shipping them via air to the U.S. so we’re not on the water for a month as typically would be with the Chinese product.

(Paul Kellam):	OK. Are you going to do anything to change the Q.A. process to catch something like this earlier?

William Smith:	Obviously, we’re implementing – every time we do find an issue, Cameron goes and then changes the procedures and obviously, those changes get made immediately.

(Paul Kellam):	Do you have any progress report on distribution?

William Smith:
There’s a great deal going on with our distribution, but what we want to do is before we already learned our lesson the hard way and we’ve stubbed our toe and, you know, have made fools of ourselves too many times.

So what we want to do before we begin announcing any of our partnerships whether it’s on, you know, the electrical distributor level or on the retail level nationally would, in fact, be to know exactly what our production is going to be and when we can deliver product to them so it doesn’t create any more situations like we’ve had in the past.

(Paul Kellam):	OK.

William Smith:	Yes, there’s been a great deal done and there’s a great deal of interest.

(Paul Kellam):
Last question.  I appreciate your taking several.  There was the marketing tour in New York done.  I didn’t see any news come out.  There may have been some.  What effects have you seen from that?  Is there anything you can glean?

William Smith:
I think – you know, I think, for example, over the weekend, there was a great piece and I can try to get the guys from our marketing team to maybe put this up on the blog.  But there’s an interview, for example, with one of the national home show channels in radio over the weekend.  Things like that are going on.  It brings exposure.

From what I understand, the ratings on the show were actually quite good, and I think because of lighting being a pretty big factor going into next year with the bulb act.  So there’s a lot of good things that happen.  They might not show up in public or in, you know, the public domain right away.  But I think that the feedback we’re getting is pretty exceptional.

(Paul Kellam):	OK. Well, that’s good. I would encourage it, you know, any notes about that in the media section of the site. Thank you.

William Smith:	I understand. Thank you.

(Paul Kellam):	OK. Thank you. Keep up the good work. Thank you.

Operator:	Your next question comes from Peter Edwards, a private investor.

William Smith:	Hi, Peter.

(Peter Edwards):
Oh, good afternoon, Mr. Smith.  I would be most surprised if – with a particular product like this, but you don’t find, you know, problems right at the beginning.  You then go to look at Boeing and Toyota, they have enough problems and they’re huge multinational companies.  So I’m sure you’re doing everything you can to put it right.

But my question is that earlier in the year you mentioned that you were setting up some R&D in the U.S., and I’d be most interested to know if this has actually happened.  And if so, in what sort of capacity?

William Smith:
Thank you.  Yes, Cameron McLeod is going to be heading that and it’s going to be out in the West Coast.  We have not made the actual announcement yet where the facility is going to be.  But I think it’s safe to say too that, you know, dealing with China has been difficult.  And I think that there is no doubt you can see us run something parallel in the future to try to possibly even bring ultimate final manufacturing back to the U.S. depending on what we see going forward in China.

I think that culture is between the U.S., the east, the west are so dramatically different that, you know, in something like this, you know, it may make sense for us to do that.  We’ve had some discussions already.  But R&D will certainly be based out in the West Coast, you know, in the Bay Area.

(Peter Edwards):
Yes.  I’d feel very happy if – I think it will be a very prudent move to be able to have some facility there that is easy to access and move forward because, you know, I have had experience manufacturing with Chinese myself and I know that it can be quite difficult sometimes.

Anyway, I’m sure you’re putting right for all the things that the problems you’re having and, you know, carry on with the good work. Thank you very much indeed.

William Smith:	Thank you, Peter.

Operator:	Your next question comes from (Moses Redmond), a private investor.

(Moses Redmond):	Yes, hello. I was wondering if Lowe’s was still signed up to be a retailer of the product.

William Smith:
Yes, any – you know, anyone who we’re working with currently has continued to support the relationship.  Should anyone that we are currently in contract with decide to no longer support the relationship, we would obviously have to file an 8-K on that.

Operator:	Your next question comes from James Smith, a private investor.

James Smith:	Hello. Thanks for the call. Just most of the stuff has been answered by other callers. But can you give us an update on the financing efforts, Bill?

William Smith:
Yes.  We’re obviously trying to obtain financing that is going to deal with, obviously, the debt situation that we have the convertible debt that’s still outstanding to address that as well as, you know, providing financing going forward just for operations.  We are in constant communication with different investors and investor groups.  And, obviously, we want to announce something as soon as practical.

(James Smith):	Thank you.

Operator:	Your next question comes from (Aaron Roth) with Vu1 Corp.

(Aaron Roth):
Hi, Bill.  I’m a private investor, not from Vu1 Corp.  I was – I don’t know – I know you don’t have a crystal ball, but do you have the capacity to produce, let’s say, could you possibly be able to produce hundreds of thousands of bulbs in, let’s say, six to eight months.  I’m just curious.

William Smith:
The easiest way to answer you and is – and I’m not trying to skirt the question, but it’s difficult to say exactly where we’ll be in six months.  And again I don’t know whether that’s going to be, you know, 10,000 or 20,000 or 50,000 or 100,000.  You know, we had it modeled in and we’re pretty comfortable with our model if, in fact, things go correctly.

For example, you know, a month ago, I didn’t think I would be having this phone call.  As a matter of fact, this phone call was probably going to be, hey, you can buy the bulbs now at such and such.  And then, you know, followed up next week with a release saying you can also get them at such and such electrical distributor in the southwest.  So that’s the only thing that’s keeping me from answering your question directly.

We have it modeled in where we’re going to take this slow just as Stanley said.  So if there’s any further issues we can address them, but, you know, fingers crossed, if things work like they’re supposed to, yes.  I mean, our goal is to manufacture millions of these things not just tens of thousands.

(Aaron Roth):	Oh, great. All right. Keep up the good work. Keep plugging away.

Operator:	Your next question comes from (John Misset), a private investor.

(John Misset):
I am concerned about cash flow and the terms and conditions investors are offering.  Money is tightening up of the (same) release or the demand on return is increasing.  Do you – what is your experience on that front?  Are you able – do you have hope of getting the capital that you need to stay in operation long enough to start making some money?

William Smith:
Yes.  To answer your question, if I didn’t believe that we would be able to continue to raise funding, I wouldn’t be having this call right now.  You know, obviously, there’s no guarantee to that, but, you know, I made a promise to my limited partners, my shareholders and quite frankly, our investor base that, you know, we’re going to get bulbs out.  So I’ll do what it takes to get that done.

Having said that, you know, there’s no guarantees, of course.  And I think that we’ve burned a lot of bridges in the past and, you know, when the bridge has been burned, you got to make a new bridge and that’s what we’ve been doing.  So I think that when you look at the shares of our stock, you know, the recent funding rounds have been done at decent levels.  We’re trying to raise as little money as possible at these levels because, you know, we believe that once we start shipping product that the valuation of the company will change, but that’s common sense.

So, you know, I agree to a certain extent, but we have to raise money where, you know, the market dictates. And so far, we’ve been able to do that in the past.

(John Misset):	OK. Thank you.

Operator:	As a reminder, if you’d like to ask a question, please press star 1.

Your next question comes from Scott Hodges, a private investor.

Scott Hodges:	Mr. Smith, thanks for your time. My questions have already been answered by other people regarding the financing. I’ll just give one comment.

I did have a chance to go online and listen to the interview you did Saturday. I thought it was excellent. It was very, very informative and that kind of media presence was really helpful. Good work.

Operator:	At this time, there are no further questions.

William Smith:	OK. Again, I want to thank everyone for joining the call and, you know, hopefully we’ll have some good news in 45 days or so. So thank you.

Operator:	Thank you. This does conclude today’s conference call. You may now disconnect.